Exhibit 10.4.6

SIXTH AMENDMENT TO THE 1994 STOCK OPTION PLAN OF BIO-RAD LABORATORIES, INC.

Bio-Rad Laboratories, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), has previously adopted the Bio-Rad Laboratories, Inc. 1994 Stock Option Plan (as amended from time to time, the “Plan”). Section 9 of the Plan allows the Board of Directors of the Corporation to amend the Plan in certain respects at any time or from time to time.
In order to amend the Plan in certain respects, this Amendment to the Plan has been adopted by a resolution of the Board of Directors of the Company on December 7, 2011, effective as set forth below. This Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.
1.    Effective as of December 12, 2011, Section 7(b) of the Plan is hereby amended to read in its entirety as follows:
(b) Each option shall provide that the purchase price of the shares as to which such option shall be exercised shall be paid at the time of exercise by such methods as the Committee may approve from time to time. The following forms of payment are currently available: (1) cash; (2) by withholding shares of the Company's Stock that would otherwise be issued upon the exercise of the option; (3) by the delivery to the Company or its designated agent of shares of the Company's Stock held for such period of time as may be required by the Board in order to avoid adverse accounting consequences, or (4) other property acceptable to the Board (including through the delivery of an irrevocable notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option purchase price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). Any shares or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered.
2.    Effective as of December 12, 2011, Section 7(j) of the Plan is hereby amended to read in its entirety as follows:
j.     Tax Withholding for Nonqualified Stock Options. The Board may provide that the payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of a Nonqualified Stock Option be satisfied in the following manner: (1) cash; (2) by withholding shares of the Company's Stock that would otherwise be issued upon the exercise of the Nonqualified Stock Option, subject to applicable laws and regulations concerning withholding; (3) by the delivery to the Company or its designated agent of shares of the Company's Stock held for such period of time as may be required by the Board in order to avoid adverse accounting consequences, or (4) other property acceptable to the Board (including through the delivery of an irrevocable notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the amount required to be withheld in connection with the exercise of the option; provided that payment of such proceeds is then made to the Company upon settlement of such sale). Any shares or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. Notwithstanding any other provision of this Plan, the number of shares of Stock which may be withheld from the number of shares otherwise issuable upon the exercise of a Nonqualified Stock Option under the Plan in order to satisfy the holder's federal and state income and payroll tax liabilities with respect to the exercise of such Nonqualified Stock Option shall be limited to the number of shares which have a fair market value, as determined by the Company as of the date they are withheld, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.
3.    Effective as of December 12, 2011, Section 5 of Annex B of the Plan is hereby amended to read in its entirety as follows:
5.     Payment of Purchase Price. On exercise of the Option, the Optionee shall pay the Purchase Price of the Shares as to which the Option is exercised with such methods as the Committee may approve from time to time. The following forms of payment are available: (1) cash; (2) by withholding Shares of Stock that would otherwise be issued upon the exercise of the Option; (3) by the delivery to the Company or its designated agent of Shares of Stock held for such period of time as may be required by the Board in order to avoid adverse accounting consequences, or (4) other property acceptable to the Board (including through the delivery of an irrevocable notice that the Optionee has placed a market sell order with a broker with respect to Shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Purchase Price; provided that payment of such proceeds is then made to the Company upon settlement of such sale).
4.    Effective as of December 12, 2011, Section 7 of Annex B of the Plan is hereby amended to read in its entirety as follows:
5.     Withholding. The Optionee may provide that the payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option be satisfied in the following manner: (1) cash; (2) by withholding Shares of Stock that would otherwise be issued upon the exercise of the Option, subject to applicable laws and regulations concerning withholding; (3) by the delivery to the Company or its designated agent of Shares of Stock held for such period of time as may be required by the Board in order to avoid adverse accounting consequences, or (4) other property acceptable to the Board (including through the delivery of an irrevocable notice that the Optionee has placed a market sell order with a broker with respect to Shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Purchase Price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). Any shares or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. The right to so withhold or tender shares shall relate separately to any increment of the Option.

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Executed on December 12, 2011
BIO-RAD LABORATORIES, INC.

By:

/s/ Sanford S. Wadler
Vice President & General Counsel

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